Exhibit 99.1
FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
DECLARES QUARTERLY CASH DIVIDEND AND
INCREASES SHARE REPURCHASE AUTHORIZATION

HOUSTON, Texas, August 14, 2019 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today announced that its Board of Directors has approved a quarterly cash dividend of eighteen cents per share of common stock. The quarterly cash dividend announced today is payable on September 30, 2019 to shareholders of record at the close of business on September 13, 2019. While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

The Company also announced that its Board of Directors has increased the authorized level of repurchases of its common stock by approximately $246 million. When combined with approximately $154 million of authority remaining under the existing program, this represents a total of $400 million of current share repurchase authority effective today.

Cautionary Statement on Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company’s actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of the Company. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by the Company’s Board of Directors each quarter after its review of the Company’s financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in the Company’s cash needs or a decrease in available cash; or a deterioration in the Company’s financial condition or results. For further information on these and other risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including its 2018 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from the website at http://www.sci-corp.com. The Company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

About Service Corporation International
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At June 30, 2019, we owned and operated 1,478 funeral service locations and 481 cemeteries (of which 287 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Managing Director / Corporate Communications	(713) 525-5235